                                                                      Exhibit 21

                          INFORMATION RESOURCES, INC.

                                  SUBSIDIARIES

                             DOMESTIC SUBSIDIARIES

                     Subsidiary                                            State of Incorporation
                     ----------                                            ----------------------

564 Randolph Co. #2....................................................... Illinois

IRI Puerto Rico, Inc. (formerly Market Trends, Inc.)...................... Puerto Rico

NEO, Inc.................................................................. Connecticut

IRI Venezuela Holdings, Inc............................................... Delaware

IRI Guatemala Holdings, Inc............................................... Delaware

IRI Greek Holdings, Inc................................................... Delaware

IRI French Holdings, Inc.................................................. Delaware

IRI Italy Holdings, Inc................................................... Delaware

InfoScan Italy Holdings, Inc.............................................. Delaware

IRI Logistics, Inc. (formerly LogiCNet, Inc.)............................. Delaware

Shoppers Hotline, Inc..................................................... Delaware

North Clinton Corporation................................................. Illinois

                                                                      Exhibit 21

                          INFORMATION RESOURCES, INC.

                                  SUBSIDIARIES

                              FOREIGN SUBSIDIARIES

                         Subsidiary                                            Country of Incorporation
                         ----------                                            ---------------------------
Information Resources S.A..................................................... France

IRI Software, Ltd. (formerly known as Management Decision
  Systems, Limited) d/b/a Information Resources............................... United Kingdom

Information Resources GmbH.................................................... Federal Republic of Germany

Information Resources Australia Pty. Ltd...................................... Australia

Information Resources Japan, Ltd.............................................. Japan

IRI Apollo K.K................................................................ Japan

Information Resources New Zealand Pty. Ltd.................................... New Zealand

Information Resources Singapore Pte. Ltd...................................... Singapore

IRI Software (India) Private Limited.......................................... India

Panel Pazar Arastirma ve Danismanlik A.S...................................... Republic of Turkey

IRI-SECODIP, S.C.S............................................................ France

IRI Hellas, S.A............................................................... Greece

Information Resources de Mexico, S.A. de C.V. (formerly known as IRI Software de Mexico, S.A. de C.V.).................................... Mexico

IRI InfoScan S.r.l............................................................ Italy

Precis (1136) Limited......................................................... United Kingdom

IRI InfoScan Limited (formerly InfoScan NMRA Limited)......................... United Kingdom
